FOR MORE INFORMATION, CONTACT:

Investors	News Media
Nathan Speicher	Mike Barger
Office: (210) 255-6027	Office: (210) 255-6824
nathan.speicher@acelity.com	mike.barger@acelity.com

ACELITY L.P. INC. REPORTS THIRD QUARTER AND
FIRST NINE MONTHS FINANCIAL RESULTS FOR 2014

-  Third quarter 2014 worldwide Acelity L.P. Inc. (“Acelity”) revenue of $488.7 million, up 10.9% from the prior-year period as reported and 11.1% from the prior-year period on a constant currency basis

- Third quarter 2014 loss from continuing operations of $1.8 million compared to a loss from continuing operations of $398.3 million for the prior-year period

-  Third quarter 2014 total Adjusted EBITDA from continuing operations1 of $194.1 million compared to $191.5 million for the prior-year period

Highlights of the third quarter and nine months ended September 30, 2014

Acelity revenue for the third quarter of 2014 was $488.7 million, up from the prior-year comparable period by 10.9% as reported and 11.1% on a constant currency basis. Our loss from continuing operations for the third quarter of 2014 was $1.8 million compared to $398.3 million in the prior-year period. Adjusted EBITDA from continuing operations were $194.1 million for the third quarter of 2014, compared to $191.5 million in the prior-year period.

Acelity revenue for the nine months ended September 30, 2014 was $1.4 billion, up from the prior-year comparable period by 8.7% as reported and 8.8% on a constant currency basis. Our loss from continuing operations for the nine months ended September 30, 2014 was $200.9 million compared to $503.6 million in the prior-year period. Adjusted EBITDA from continuing operations were $519.0 million for the nine months ended September 30, 2014, compared to $525.2 million in the prior-year period.

“We achieved a number of important milestones as a Company this quarter. We launched our new brand, Acelity, which unites the three businesses under one banner and will help drive tangible improvements for our customers and employees. We achieved organic growth in our NPWT business for the first time since 2011 and grew core product volumes for the fifth consecutive quarter. Our emerging markets and focus products are growing strongly and the evidence supporting our product efficacy continues to mount,” said Joe Woody, President and Chief Executive Officer.

Financial Position

Total cash at September 30, 2014 was $224.9 million. During the first nine months of 2014, Acelity generated cash of $105.0 million from operations, used cash of $61.8 million in investing activities and used cash of $21.3 million in financing activities.

As of September 30, 2014, total long-term debt outstanding was $4.86 billion and our Net Leverage Ratio2 was 6.2x.

Acquisition of Systagenix

In the fourth quarter of 2013, we closed the acquisition of Systagenix, an established provider of advanced wound therapeutics products. Financial results of Systagenix are included within our consolidated financial statements for the period subsequent to the acquisition date. Combining Systagenix's advanced wound dressings with our KCI wound care business and innovation pipeline will enable us to create additional value for customers by providing more complete solutions for patients and clinicians.

Transfer of SPY® Elite System Marketing and Distribution Rights

On October 29, 2014, LifeCell Corporation entered into an agreement with Novadaq® Technologies Inc. (“Novadaq”) to transfer all marketing and distribution rights to the SPY® Elite System from LifeCell to Novadaq, effective November 30, 2014. In connection with the transfer, the parties agreed to terminate various distribution agreements entered into between 2010 and 2011. The U.S. agreement for the core fields of plastic, general, and gastrointestinal surgeries was set to expire in November 2015. The termination agreement provides for a one-time payment of $4.5 million to LifeCell on November 30, 2014 and the repurchase of existing inventory. LifeCell has agreed to provide limited transition services to Novadaq through year end. In connection with the transfer, the parties have also resolved all legal disputes between them.

Company Structure

Acelity is a non-operating holding company whose business is comprised of the operations of wholly owned subsidiaries that commercialize our advanced wound therapeutics and regenerative medicine products. Our advanced wound therapeutics business is conducted by KCI and its subsidiaries, including Systagenix, and our regenerative medicine business is conducted by LifeCell. Acelity is controlled by investment funds advised by Apax Partners and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and certain other co-investors.  Unless otherwise noted in this report, the terms “we,” “our” or “Company,” refer to Acelity and its subsidiaries, collectively.

Non-GAAP Financial Information

Within this document, we have presented 1) Adjusted EBITDA from continuing operations, as defined in our senior secured credit agreement and 2) supplemental revenue data to exclude the impact of foreign currency fluctuations on a non-GAAP basis.

These non-GAAP financial measures do not replace the presentation of our GAAP results. We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates an understanding of our results of operations which may not be otherwise apparent under GAAP. Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe some investors may use this information in a similar fashion. A reconciliation of certain GAAP selected financial information for the periods presented to the non-GAAP selected financial information provided is included herein.

1Adjusted EBITDA from continuing operations excludes the operations of our previously divested TSS business and the impact of merger-related expenses, foreign currency gains or losses, business optimization expenses and other expenses specified in the reconciliation within this release.

2 The Net Leverage Ratio represents Net Debt divided by Consolidated EBITDA for the last twelve months. Net Debt consists of total indebtedness including capital leases and other financing obligations, less cash and cash equivalents up to the greater of$300.0 million or 40% of Consolidated EBITDA for the last twelve months. Consolidated EBITDA, as defined in our senior secured credit agreement, represents Adjusted EBITDA from continuing operations plus "run rate" cost savings and a pro forma adjustment related to EBITDA of Systagenix for the pre-acquisition period beginning October 1, 2013, which is not included in our condensed consolidated financial statements.

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2014	2013	% Change	2014	2013	% Change
Revenue:
Rental	$190,465	$191,041	(0.3)%	532,258	569,449	(6.5)%
Sales	298,186	249,520	19.5	869,103	719,675	20.8
Total revenue	488,651	440,561	10.9	1,401,361	1,289,124	8.7

Rental expenses	84,744	85,746	(1.2)	257,574	273,479	(5.8)
Cost of sales	86,314	66,151	30.5	251,923	181,707	38.6
Gross profit	317,593	288,664	10.0	891,864	833,938	6.9

Selling, general and administrative expenses	163,176	152,053	7.3	510,122	518,478	(1.6)
Research and development expenses	15,879	17,961	(11.6)	51,602	56,140	(8.1)
Acquired intangible asset amortization	47,918	45,116	6.2	147,361	139,123	5.9
Wake Forest settlement	—	—	—	198,578	—	—
Impairment of goodwill and intangible assets	—	443,400	—	—	443,400	—
Operating earnings (loss)	90,620	(369,866)	—	(15,799)	(323,203)	(95.1)

Interest income and other	23	217	(89.4)	245	1,279	(80.8)
Interest expense	(104,475)	(101,398)	3.0	(308,475)	(315,144)	(2.1)
Loss on extinguishment of debt	—	(200)	—	—	(2,364)	—
Foreign currency gain (loss)	9,599	(8,738)	—	13,687	(11,935)	—
Derivative instruments gain (loss)	1,630	(6,840)	—	(2,670)	3,200	—
Loss from continuing operations before income tax benefit	(2,603)	(486,825)	(99.5)	(313,012)	(648,167)	(51.7)
Income tax benefit	(766)	(88,519)	(99.1)	(112,075)	(144,543)	(22.5)
Loss from continuing operations	(1,837)	(398,306)	(99.5)	(200,937)	(503,624)	(60.1)
Loss from discontinued operations, net of tax	—	(255)	—	—	(2,299)	—
Net loss	$(1,837)	$(398,561)	(99.5)%	$(200,937)	$(505,923)	(60.3)%

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2014	December 31, 2013
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$224,905	$206,949
Accounts receivable, net	371,381	407,578
Inventories, net	184,590	181,567
Deferred income taxes	28,218	23,621
Prepaid expenses and other	39,604	53,161
Total current assets	848,698	872,876

Net property, plant and equipment	293,366	333,725
Debt issuance costs, net	83,926	102,054
Deferred income taxes	30,353	31,459
Goodwill	3,378,931	3,378,661
Identifiable intangible assets, net	2,429,166	2,549,201
Other non-current assets	4,950	4,669

	$7,069,390	$7,272,645

Liabilities and Equity:
Current liabilities:
Accounts payable	$57,575	$50,316
Accrued expenses and other	410,725	328,975
Current installments of long-term debt	25,847	26,311
Income taxes payable	4,900	3,368
Deferred income taxes	28,512	2,199
Total current liabilities	527,559	411,169

Long-term debt, net of current installments and discount	4,830,009	4,865,503
Non-current tax liabilities	33,757	53,682
Deferred income taxes	859,078	1,003,784
Other non-current liabilities	124,542	40,432
Total liabilities	6,374,945	6,374,570
Equity:
General partner's capital	—	—
Limited partners’ capital	700,485	900,218
Accumulated other comprehensive loss, net	(6,040)	(2,143)
Total equity	694,445	898,075

	$7,069,390	$7,272,645

ACELITY L.P. INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(200,937)	$(505,923)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs and discount	29,179	26,356
Depreciation and other amortization	234,514	252,026
Loss on disposition of assets	—	3,189
Amortization of fair value step-up in inventory	6,680	—
Fixed asset and inventory impairment	—	30,259
Impairment of goodwill and intangible assets	—	443,400
Write-off of other intangible assets	—	16,885
Provision for bad debt	11,613	5,051
Loss on extinguishment of debt	—	2,164
Equity-based compensation expense	2,966	2,046
Deferred income tax benefit	(127,799)	(165,456)
Unrealized gain on derivative instruments	(9,310)	(5,729)
Unrealized loss (gain) on revaluation of cross currency debt	(27,559)	8,174
Change in assets and liabilities:
Decrease (increase) in accounts receivable, net	26,065	(23,046)
Increase in inventories, net	(9,275)	(10,498)
Decrease (increase) in prepaid expenses and other	12,341	(17,137)
Increase in accounts payable	7,402	3,273
Increase in accrued expenses and other	161,227	68,440
Increase (decrease) in tax liabilities, net	(12,076)	2,021
Net cash provided by operating activities	105,031	135,495

Cash flows from investing activities:
Additions to property, plant and equipment	(46,760)	(59,868)
Increase in inventory to be converted into equipment for short-term rental	(3,289)	(8,881)
Dispositions of property, plant and equipment	2,251	1,052
Businesses acquired in purchase transaction, net of cash acquired	(4,613)	—
Increase in identifiable intangible assets and other non-current assets	(9,351)	(4,273)
Net cash used by investing activities	(61,762)	(71,970)

Cash flows from financing activities:
Settlement of profits interest units	(1,416)	—
Distribution to limited partners	—	(1,572)
Repayments of long-term debt and capital lease obligations	(19,863)	(60,429)
Payment of debt issuance costs	—	(21,604)
Net cash used by financing activities	(21,279)	(83,605)
Effect of exchange rate changes on cash and cash equivalents	(4,034)	(151)
Net increase (decrease) in cash and cash equivalents	17,956	(20,231)
Cash and cash equivalents, beginning of period	206,949	383,150
Cash and cash equivalents, end of period	$224,905	$362,919

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Supplemental Revenue Data
(dollars in thousands)
(unaudited)

	Three months ended September 30,				GAAP % Change	Constant Currency % Change (1)
	2014			2013 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$188,843	$173	$189,016	$189,528	(0.4)%	(0.3)%
Sales	188,338	650	188,988	131,351	43.4	43.9
Total	377,181	823	378,004	320,879	17.5	17.8

Regenerative Medicine revenue:
Rental	1,622	—	1,622	1,513	7.2	7.2
Sales	109,848	107	109,955	118,169	(7.0)	(7.0)
Total	111,470	107	111,577	119,682	(6.9)	(6.8)

Total Revenue:
Rental	190,465	173	190,638	191,041	(0.3)	(0.2)
Sales	298,186	757	298,943	249,520	19.5	19.8
Total	$488,651	$930	$489,581	$440,561	10.9%	11.1%

	Nine months ended September 30,				GAAP % Change	Constant Currency % Change (1)
	2014			2013 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$527,449	$450	$527,899	$564,683	(6.6)%	(6.5)%
Sales	537,366	328	537,694	379,843	41.5	41.6
Total	1,064,815	778	1,065,593	944,526	12.7	12.8

Regenerative Medicine revenue:
Rental	4,809	—	4,809	4,766	0.9	0.9
Sales	331,737	(77)	331,660	339,832	(2.4)	(2.4)
Total	336,546	(77)	336,469	344,598	(2.3)	(2.4)

Total Revenue:
Rental	532,258	450	532,708	569,449	(6.5)	(6.5)
Sales	869,103	251	869,354	719,675	20.8	20.8
Total	$1,401,361	$701	$1,402,062	$1,289,124	8.7%	8.8%

(1) Represents percentage change between 2014 non-GAAP Constant Currency revenue and 2013 GAAP revenue.

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Selected Financial Information
(dollars in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net loss	$(1,837)	$(398,561)	$(200,937)	$(505,923)
Loss from discontinued operations, net of tax	—	255	—	2,299
Interest expense, net of interest income	104,462	101,185	308,273	314,648
Income tax benefit	(766)	(88,519)	(112,075)	(144,543)
Foreign currency (gain) loss	(9,599)	8,738	(13,687)	11,935
Depreciation and other amortization	73,986	80,832	234,514	252,026
Derivative instruments (gain) loss	(1,630)	6,840	2,670	(3,200)
Management fees and expenses	1,505	1,371	3,694	4,123
Equity-based compensation expense	863	850	2,966	2,046
Acquisition, disposition and financing expenses (1)	554	7,436	5,092	22,846
Business optimization expenses (2)	16,290	18,285	54,672	68,693
Wake Forest settlement	—	—	198,578	—
Other permitted expenses (3)	10,246	452,768	35,196	500,284
Adjusted EBITDA from continuing operations	194,074	191,480	518,956	525,234
Adjusted EBITDA from discontinued operations (4)	—	(340)	—	(350)
Total adjusted EBITDA	$194,074	$191,140	$518,956	$524,884

Adjusted EBITDA from continuing operations as a percentage of revenue	39.7%	43.4%	37.0%	40.7%

(1) Represents labor, travel, training, consulting and other costs associated with acquisition, disposition and financing activities, such as the acquisitions of Systagenix and Attenuate and the repricing of our senior secured credit facility.
(2) Represents labor, travel, training, consulting and other costs associated exclusively with our business optimization initiatives.
(3) Represents charges for the impairment of goodwill, intangible assets and fixed assets, the write-off of in-process research and development and other intangible assets, amortization of the fair value step-up in inventory and other permitted expenses.
(4) Adjusted EBITDA from discontinued operations includes the (gain) loss from discontinued operations, excluding any related gain or loss on disposition of assets, adjusted as defined in our senior secured credit agreement.